[LETTERHEAD OF SHEARMAN & STERLING]









                                                   November 18, 1998


To the Boards of Directors of
Fort James Corporation
Fort James Operating Company

Ladies and Gentlemen:

          We are acting as special tax counsel in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, (the "Securities Act") of Registration Statement No 333-63905 on Form S-3 (the "Registration Statement"), first filed with the Commission on September 21, 1998 and amended on the date hereof. The Registration Statement relates to the registration under the Securities Act of pass through trust certificates with an aggregate offering price of up to $150,000,000 (the "Pass Through Certificates") of Fort James Operating Company ("FJOC"), a corporation organized under the laws of the Commonwealth of Virginia and a wholly-owned subsidiary of Fort James Corporation, a corporation organized under the laws of the Commonwealth of Virginia. The Pass Through Certificates are being registered for offering and sale from time to time by FJOC in the manner described in the prospectus contained in the Registration Statement (the "Prospectus").

          We are of the opinion that, subject to the limitations set forth therein, the discussion under the caption "Federal Income Tax Consequences" accurately describes the material United States federal income tax consequences of the purchase, ownership and disposition of the Pass Through Certificates. The foregoing opinion is based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations (including proposed Regulations and temporary Regulations) promulgated thereunder, rulings, official pronouncements and judicial decisions, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or to different interpretations.



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          We hereby consent to the use of this opinion as an Exhibit to the
Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.



                                           Very truly yours,

                                           /s/  SHEARMAN & STERLING